Exhibit 23.1
CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use, in the Prospectus constituting a part of this Registration Statement on Form S-1, of our report dated March 23, 2011 relating to the financial statements of Aradigm Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
San Francisco, California
August 15, 2011